Exhibit 23.2

First Financial Bank Building 400 Pine Street, Ste. 600, Abilene, TX 79601 325.672.4000 / 800.588.2525 / f: 325.672.7049 www.dkcpa.com

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in the prospectus constituting a part of this pre-effective Amendment No.1 to Registration Statement on Form S-4 (File Number 333-221456) of our report dated September 26, 2017, relating to the consolidated financial statements of TwinCo, Inc. and Subsidiary for the year ended December 31, 2016, and to the reference to our firm under the heading “Experts” in the prospectus.

Certified Public Accountants

Abilene, Texas

December 8, 2017